UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): May 17, 2011

HearUSA, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-11655 (Commission File Number)	22-2748248 (I.R.S. Employer Identification No.)

1250 Northpoint Parkway
West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(561) 478-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2011, HearUSA, Inc. (the “Company”) received a notice (the “Notice”) from NYSE Amex (the “Exchange”) that the Exchange intends to strike the common stock of the Company from the Exchange by filing a delisting application with the Securities and Exchange Commission (the “SEC”) and to truncate the procedures regarding continued listing evaluation and follow-up as specified in Section 1009 of the NYSE Amex LLC Company Guide (the “Company Guide”).  In particular, the Exchange stated (i) as a result of the Company filing a voluntary petition under Chapter 11 of the United States Bankruptcy Code on May 16, 2011, the Exchange determined that the Company is financially impaired and, as such, is not in compliance with Section 1003(a)(iv) of the Company Guide in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, and its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue its operations and meet is obligations as they mature; and (ii) the Company is not in compliance with Section 134 and Section 1101 of the Company Guide because the Company failed to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 26, 2011.  The Company notes that its first fiscal quarter ended April 2, 2011.  The Company has filed a notice with the SEC pursuant to Rule 12b-25 of the Securities Exchange Act of 1934, as amended, indicating that the Company expects to file its Quarterly Report on Form 10-Q for the quarter ended April 2, 2011 within the time period specified by Rule 12b-25.

The last day that the Company’s common stock traded on the Exchange was May 16, 2011, on which date the Exchange halted trading in advance of the issuance by the Company of its press release that it had filed under Chapter 11. The Company does not intend to take any further action to appeal the Exchange’s decision, and therefore it is expected that the common stock will be delisted after the completion of the Exchange’s application to the SEC.

A copy of the Company’s press release announcing the Notice is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated May 19, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc. (Registrant)

Date: May 19, 2011	By:	/s/ Gino Chouinard
Name: Gino Chouinard
Title: Interim Chief Executive Officer